UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		October 28, 2015
MEDIA ANALYTICS CORPORATION
(Exact name of registrant as specified in its charter)
Florida	000-54828	45-0966109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 W. El Camino Real, Suite 180, Mountain View CA		94040
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on September 11, 2013, our company entered into a licensing agreement with Social Media Broadcasts (SMB) Limited. Pursuant to the terms of the licensing agreement our company was required to pay to Social Media the following license fees:

(a)                 an initial non-refundable fixed fee of US$300,000;

(b)                 an annual technical support fee of US$120,000; and

(c)                 a 30% royalty payment on all sales of Klarity.

On September 17, 2013, our company and Social Media amended the terms of the licensing agreement with the following changes:

(a)              an initial non-refundable fixed fee of US$300,000, which has been negotiated to be payable in installments over a 3-year period against technical deliverables by Social Media to our company;

(b)              an annual technical support fee of US$60,000, which includes product customization, enhancements and upgrades, as well as client technical support and servicing; and

(c)             a 20% royalty payment on all sales.

To date we have been unable to make any of the foregoing payments as required under the agreement.  As a result, the parties have consented to a cancellation and termination of the licensing agreement.  We are currently negotiating a distribution agreement with Social Media, as well as investigating additional opportunities in our efforts to maintain and enhance shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA ANALYTICS CORPORATION
/s/ Michael Johnson
Michael Johnson
President and Director

Date:	October 30, 2015